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                                                                 NUMBER: 205721
                      CANADA
             PROVINCE  OF  BRITISH  COLUMBIA



                                  Province of British Columbia
                           Ministry of Finance and Corporate Relations
                                  REGISTRAR  OF  COMPANIES



                                   COMPANY ACT



                                   CERTIFICATE


                              I Hereby Certify that


                                                     CERTIFIED A TRUE COPY THIS
                                                     5TH DAY OF NOVEMBER, 2002
                                                     /s/ LESLIE L.KAPUSIANYK
                                                         ----------------------
                                                     SOLICITOR FOR THE COMPANY

                              RULE RESOURCES LTD.


                    HAS THIS DAY CHANGED ITS NAME TO THE NAME


                              GLOBE RESOURCES INC.


                              GIVEN, UNDER MY HAND AND SEAL OF OFFICE

                                 AT VICTORIA, BRITISH COLUMBIA

                                   THIS 9TH DAY OF MARCH, 1990


                                           /s/ David W. Boyd

                                           DAVID W. BOYD
                                           REGISTRAR OF COMPANIES



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                                                        Certificate of
                                                        Incorporation No. 205721
                                FORM 21 (Section 371)
CERTIFIED A TRUE COPY
THIS 5TH DAY OF NOVEMBER         COMPANY ACT     I HEREBY CERTIFY THAT THIS IS A
/s/ LESLIE L. KAPUSIANYK                         COPY OF A DOCUMENT FILED
--------------------------                       WITH THE REGISTRAR OF
SOLICITOR  FOR THE COMPANY                       COMPANIES ON
                            SPECIAL  RESOLUTION  MARCH  9,  1990
                                                 /s/  B.  WEBBER
                                                ---------------
                                                ASSISTANT DEPUTY REGISTRAR OF
                                                COMPANIES FOR THE PROVINCE  OF
                                                BRITISH  COLUMBIA

The following Special Resolutions were passed by the Undermentioned Company on the date stated:

Name of Company:               RULE RESOURCES LTD.

Date Resolutions Passed:       NOVEMBER 24, 1989

Resolutions:

"UPON MOTION duly made and seconded, IT WAS RESOLVED as a Special Resolution that the Company consolidate all of its shares without par value from 10,000,000 shares without par value, of which 8,244,662 shares are issued and outstanding, into 2,000,000 shares without par value, of which 1,648,932.4 shares will be issued and outstanding, every 5 of such shares without par value being consolidated into 1 share without par value.

UPON MOTION duly made and seconded, IT WAS RESOLVED as a Special Resolution that the Company change its name from Rule Resources Ltd. to Globe Resources Inc., or such other name as may acceptable to the Board of Directors and to the regulatory authorities, and to alter the Memorandum and Articles of the Company accordingly, wherever the name of the Company appears therein.

UPON MOTION duly made and seconded, IT WAS RESOLVED as a Special Resolution that the Company increase the number of shares which the Company is authorized to issue from 2,000,000 shares without par value to 20,000,000 shares without par value, and to alter the Memorandum of the Company accordingly.

UPON MOTION duly made and seconded, IT WAS RESOLVED as a Special Resolution that the Company alter the Memorandum and Articles of the Company to give effect to the foregoing Special Resolutions."

The  Altered  Memorandum  is  attached.

CERTIFIED A TRUE COPY this 21st day of February, 1990.


                                                        /s/ UNKNOWN
                                                        ------------------

                                                            Solicitor
RECEIVED                                                ------------------
FEB 22 1990                                        (Relationship to the Company)
REGISTRAR OF COMPANIES